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                                                                   EXHIBIT 10(Y)


                              EMPLOYMENT AGREEMENT


         This Employment Agreement entered into and effective as of the first day of March, 2000 (the "Effective Date"), by and between Union Planters Corporation, and its wholly owned subsidiary, Union Planters Bank, N.A. (hereinafter collectively referred to as "UP"), and Bobby L. Doxey ("Executive").

         WHEREAS, it is the intention and desire of the parties hereto to enter into a formal agreement whereby UP will have the benefit of the employment of Executive during the period covered by this Agreement and Executive will have the assurance of such continued employment during the period covered by this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties and agreements of the parties set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1.       Employment.

                  (a) Term. UP hereby agrees to employ Executive and Executive hereby agrees to serve UP as Senior Executive Vice President in accordance with the terms and conditions set forth herein, for a period of three (3) years (the "Initial Term"), commencing on the Effective Date of this Agreement, as set forth above; subject, however, to earlier termination as expressly provided herein.

                  The Initial Term shall automatically be extended for one (1) additional year at the end of thereof, unless, subject to the provisions set forth below in this Paragraph 1(a), either party hereto shall terminate this Agreement at the end of the Initial Term or at the end of any successive one (1) year term thereafter by giving the other party written notice of the intent not to renew, delivered at least ninety (90) days prior to the end of such Initial Term or successive term; provided, however, that in the event UP shall elect not to renew this Agreement after the Initial Term in accordance with the provisions of this Paragraph 1(a) and shall give notice of such election not to renew as provided herein, Executive shall be entitled to the compensation set forth in Paragraph 10 hereof.

                  In the event such notice of intent not to renew is properly delivered subject to the provisions set forth in this Paragraph 1(a), this Agreement, along with all corresponding rights, duties and covenants, shall automatically expire at the end of the Initial Term or successive term then in progress.

                  (b) Position. UP shall employ the Executive during the term of this Agreement as Senior Executive Vice President. The Executive shall be responsible to the Chairman of the Board and Chief Executive Officer of UP (the "UP Chairman") and to the President and Chief Operating Officer of UP (the "UP President"), or to such other UP executive as either of them shall designate from time to time. The Executive may engage in charitable, civic or community activities and, with the prior approval of the UP Chairman or the UP President, may serve as a director of any other business corporation. The Executive's office for the performance of his duties under this Agreement shall be located within the greater metropolitan area of Memphis, Tennessee.

                  (c) Cash Payment. Upon the execution hereof, Executive shall be paid the sum of Twenty Two Thousand Nine Hundred Seventeen Dollars ($22,917.00). Should Executive terminate his employment without Good Reason during the Initial Term hereof, Executive shall repay UP one-third of such Cash Payment for each year or portion thereof of the Initial Term remaining after such termination.

         2. Base Salary. As compensation for services to UP, UP agrees to pay to Executive the sum of Two Hundred Seventy-five Thousand Dollars ($275,000.00) per annum payable in twenty-four (24) as equal as possible payments, one such payment being made twice each month. Such compensation shall be reviewed annually and may be increased annually following each such annual review of the Executive's performance. Such compensation, as it may be increased annually, shall not be decreased during the term of this Agreement.


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         3.       Benefits. UP agrees to provide Executive the following
benefits, commencing with the Effective Date hereof or as soon thereafter as practicable (all of which shall vest as of the date thereof or at such date or dates as provided in the plan documents establishing such benefits) and continuing for so long as Executive is employed under this Agreement or any extension hereof.

                  (a) Any fringe benefit package presently offered or to be offered in the future generally to the employees of UP, such as health and dental insurance, disability insurance and participation in the ESOP and 401K Plans of UP, on the same basis as offered to other similar senior executives of UP participating therein.

                  (b) An annual paid vacation in accordance with UP's Personnel Policy. At least two (2) weeks of such vacation shall be taken consecutively.

                  (c) Any other benefits generally provided to similar senior executives of UP as the Board of Directors may, from time to time, approve.

         4. Additional Benefits and Bonuses. In addition to those benefits set forth in Paragraph 3 above, Executive shall receive the following benefits and bonuses:

                  (a) Reimbursement of membership dues and assessments incurred during the term of this Agreement, in the appropriate country and civic clubs as approved by the UP Chairman or UP President in accordance with normal policies regarding club dues.

                  (b) An eligibility to participate in UP's Key Officer incentive bonus program. For the first year of service by Executive hereunder, Executive shall be guaranteed an incentive bonus of at least twenty-five percent (25%) of base salary.

                  (c) Upon the Effective Date hereof, the Executive shall receive an initial grant of twelve thousand (12,000) restricted shares of Union Planters Corporation("UPC") Common Stock (the "Initial Stock").

                  (d) Upon the Effective Date hereof, the Executive shall receive an initial grant of options to purchase (at the closing market price upon date of grant) twenty-five thousand (25,000) shares of UPC Common Stock (the "Initial Options").

                  The Initial Stock described in paragraph 4(c) above shall vest in equal portions over ten (10) years. The Initial Options described in paragraph 4(d) shall vest in equal portions at the end of each year of the Initial Term. If at any time during the Initial Term, Executive voluntarily terminates his employment hereunder for Good Reason, as described in paragraph 10, then the unvested portion of the Initial Options shall automatically be vested. Executive shall be considered annually for the grant of additional stock options by the UP Stock Option Committee on the same basis as other senior executives of UP.

                  (e) Executive shall be eligible to participate in UP's Executive Deferred Compensation Plan.

         5. Expenses. Executive is authorized to incur necessary and customary expenses in connection with the business of UP. UP will pay or reimburse Executive for such expenses upon presentation by Executive of the appropriate records which verify such expenses in accordance with normal expense policies.

         Executive shall be granted an automobile allowance of $500.00 per month during the term hereof. Relocation expenses, such as moving, travel, and temporary living expenses, shall be governed by UP's policy on such expenses.

         6. Termination. This Agreement shall terminate upon the first to occur of the following:

                  (a)      The expiration of the term provided for in Paragraph
         1;

                  (b)      The death of the Executive;

                  (c) The permanent disability of Executive, as defined in Paragraph 8;

                  (d) The Termination for Cause of the employment of the Executive, as defined in Paragraph 9;


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                  (e)      Termination of the employment of the Executive by UP
         without cause or by the Executive for Good Reason, as described in Paragraph 10; and

                  (f) Termination of employment by the Executive without Good Reason, provided that Executive shall give at least ninety (90) days prior written notice of termination. UP reserves the right to accelerate Executive's termination under this provision and pay to Executive accrued Base Salary through the date of the termination as determined by UP, and any other benefits to which the Executive is entitled upon his termination of employment with UP, in accordance with the terms of the plans and programs of UP.

         7. Noncompetition. For a period of two (2) years from the date of any voluntary termination of this Agreement by the Executive without Good Reason, the Executive covenants and agrees that: (a) the Executive shall not, directly or indirectly, on his own behalf, or as an employee, representative, or agent of a third party, by ownership of any type of interest in any business enterprise or by any other means whatsoever, engage in any business or activities which are competitive with UP's business (a "Competitor's Business") within the states where UP maintains and operates banking offices or become associated with or render services to a Competitor's Business; and (b) the Executive shall not, directly or indirectly, call upon or solicit any customers of UP or any presently existing affiliate for any purpose or business that is competitive with UP's business. For the purposes of this paragraph, the term "Competitor's Business" shall apply only to such businesses or activities conducted by a competitor of UP within the states where UP maintains and operates banking offices.

         Nothing in this Paragraph 7 shall prohibit the Executive from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than two (2) percent of the outstanding stock of any class of a corporation, so long as the Executive has no active participation in the business of such corporation.

         8.       Death or Disability.

                  (a) In the event of the termination of the employment of the Executive due to his permanent disability or death, the Executive (or in the event of his death, his executor, administrator or other personal representative) shall receive:

                           (1) accrued Base Salary through the date of the termination of the Executive's employment;

                           (2) any annual bonus owing but not yet paid for any fiscal year ended on or before the Executive's termination of employment; and

                           (3) any other benefits to which the Executive is entitled upon his termination of employment with UP due to his death, in accordance with the terms of the plans and programs of UP.

                  (b) "Disability" as used herein, means a physical or mental condition of the Executive determined by UPC in accordance with standards and procedures similar to those under UPC's employee long-term disability plan, if any. At any time that UPC does not maintain such a long-term disability plan, Disability shall mean the inability of Executive, as determined by UPC, to substantially perform Executive's regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

         9. Termination for Cause. As used in Paragraph 6(d), "Termination for Cause" means a termination of the Executive's employment because the Executive engages in theft, fraud, or embezzlement causing significant damage to UP. The determination of theft, fraud, or embezzlement will be made by the UP Board of Directors in good faith, but such determination does not require an actual criminal indictment or conviction prior to or after such decision.

                  If UP terminates the Executive's employment for Cause, he shall be entitled only to:

                           (1) accrued Base Salary through the date of the termination of his employment; and

                           (2) any other benefits to which the Executive shall be legally entitled upon his termination of employment with UP, in accordance with the terms of the plans and programs of UP.

         10. Termination by UP without Cause or by the Executive for Good Reason. As stated in Paragraph 6(e) hereof, Executive's employment may be terminated by UP without Cause. In addition, the Executive may voluntarily terminate his employment with UP for

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Good Reason. For purposes of this Agreement, Good Reason shall mean any material breach of this Agreement by UP, including but not limited to, (1) any reduction in Executive's Base Salary or incentive opportunities, (2) any material reduction in benefits to which the Executive shall be entitled under the plans and programs of UP (unless such reduction is equally applicable to all senior executives of UP, including the Executive), (3) any material reduction in the Executive's employment responsibilities or in his office or title, or (4) the Executive's relocation from the greater metropolitan area of Memphis, Tennessee without his consent. Upon termination of the employment of the Executive by UP without Cause or the voluntary termination of such employment by the Executive for Good Reason, the Executive shall receive:

                  (1) accrued Base Salary through the date of the termination of his employment;

                  (2) any annual bonus owing but not yet paid for any fiscal year ended on or before the Executive's termination of employment;

                  (3) any other benefits to which the Executive is entitled upon his termination of employment with UP, in accordance with the terms of the plans and programs of UP; and

                  (4) a lump-sum amount equal to Executive's Base Salary for the remainder of the term of this Agreement then in effect, but not less than one year's Base Salary.

         11. Termination following a Change in Control. If a Change in Control, as hereinafter defined, occurs during the term of this Agreement and within one (1) year after such Change in Control, Executive's employment shall be terminated for reasons other than Cause as described in Paragraph 9 hereof, or if following such Change in Control, the Executive terminates his employment for Good Reason, then Executive shall receive:

                  (1) accrued Base Salary through the date of termination of his employment;

                  (2) a lump sum equal to Executive's Base Salary due for the remainder of the term of this Agreement then in effect, but not less than one year's Base Salary;

                  (3) any annual bonus owing but not yet paid for any fiscal year ended on or before the Executive's termination of employment; and

                  (4) any other benefits to which the Executive is entitled upon his termination of employment with UP, in accordance with the terms of the plans and programs of UP.

         "Change in Control" means the occurrence of any of the following events:

                  (1) The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 25% or more of either (a) the then outstanding shares of common stock of UPC (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of UPC entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
         (1), the following acquisitions shall not constitute a Change in
         Control: (w) any acquisition directly from UPC, (x) any acquisition by UPC, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by UPC or any corporation controlled by UPC, or (z) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B), and (C) of subsection (3) of this Section; or

                  (2) Individuals who, as of the date hereof, constitute the Board of Directors of UPC (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by UPC's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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                  (3)      Consummation of a reorganization, merger or
         consolidation or sale or other disposition of all or substantially all of the assets of UPC (a "Business Combination"), in each case, unless, following such Business Combination,

                  (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns UPC or all or substantially all of UPC's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and

                  (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of UPC or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

                  (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

         12. Non-Disclosure. For a period of five (5) years after the date of any termination or expiration of this Agreement, Executive will not disclose any information deemed Confidential Information, except (i) to a person who is an authorized employee (as such term is defined in Paragraph 13), (ii) as required by law, regulation or order of any court or regulatory commission, department or agency or (iii) as part of a confidential communication to an attorney. If Executive shall attempt to disclose the Confidential Information or any part or parts thereof in a manner contrary to the terms of this Agreement, UP shall have the right, in addition to other remedies which may be available to it, to injunctive relief enjoining such acts or attempts, it being acknowledged that legal remedies are inadequate. This provision shall survive termination of this Agreement for the five (5) year period above provided.

         13. Definition of Confidential Information and Authorized Employee. Confidential Information means any information not disseminated by UP to the general public (including identity of customers, clients, business contacts, suppliers of goods and/or services, and any transaction by or between such person or entities and UP) and which Executive used or knew of because of his employment at UP, including specific information about methods not generally employed in the industry at large and which are used or known to be contemplated for use in the future by UP for the purpose of gaining proprietary advantage over competitors; provided, however, that Confidential Information shall not include general knowledge of skills and techniques acquired or improved as a result of the employment experience at UP. Authorized employee means with respect to UP, members of the UP Board of Directors; the Chief Executive Officer; the President; Executive Vice Presidents; immediate supervisors; a fellow employee on a need-to-know basis only; and any UP employee in the course of the performance of the Executive's duties pursuant to this Agreement. Executive shall be entitled at all times to disclose Confidential Information to his personal attorney on a confidential basis and as may otherwise be required by law.

         14. Assignment. The rights and obligations of UP and Executive (except Executive's obligation to perform services) under this Agreement shall inure to the benefit of and shall be binding upon their respective successors, if any.

         15. Execution of Agreement. The execution of this Agreement shall be final upon signing by UP and the Executive, and shall not require the approval or ratification of any Committee or of the Board of Directors.

         16. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior discussions, understandings and commitments, if any, whether oral or written. This Agreement cannot be amended or modified except by subsequent written agreement signed by all of the parties. In agreeing that this Agreement may not be changed in any way except by a written and executed document, the parties knowingly waive and give up any constitutional right which they may otherwise have to amend or modify this Agreement by some means other than in writing. Finally, any agreement between UP and Executive which concerns any subject dealt


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with by this Agreement shall be considered an amendment or modification of this
Agreement and not an agreement separate from this Agreement.

         17. Arbitration. Any dispute or controversy between UP and the Executive, whether arising out of or relating to this Agreement, its interpretation, its breach, or otherwise, shall be settled by arbitration in Memphis, Tennessee, administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of UP and the Executive. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

         18. Controlling Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the federal law of the United States of America, and in the absence of controlling federal law, in accordance with the laws of the State of Tennessee.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


         EXECUTIVE

         /s/ Bobby L. Doxey
         --------------------------------------

         UNION PLANTERS BANK, N.A.

         By: /s/ Jackson W. Moore
            -----------------------------------
         Jackson W. Moore
         President and Chief Operating Officer


         UNION PLANTERS CORPORATION

         By: /s/ Jackson W. Moore
            -----------------------------------
         Jackson W. Moore
         President and Chief Operating Officer